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                                                                  Exhibit 23 (b)








                          Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement Nos. 333-63865 and 333-31338 of First Community Bancshares, Inc. on Form S-8 of our report dated January 28, 2000 (relating to the consolidated statement of income for the year ended December 31, 1999), incorporated by reference in the Annual Report on Form 10-K of First Community Bancshares, Inc. for the year ended December 31, 2001.


                                                    /s/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 20, 2002